                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement on Form S-4 (Registration No. 333-__________) of our report dated February 9, 1999, on our audits of the consolidated financial statements of Bay Area Bancshares and Subsidiary. We also consent to the references to our firm under the headings "Experts" and "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
______________________________
PricewaterhouseCoopers LLP
San Francisco, California
February 19, 1999